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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 19, 2001

                             Delhaize America, Inc.
               (Exact Name of Registrant as Specified in Charter)


        North Carolina                 001-15275                 56-0660192
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
       of Incorporation)                                     Identification No.)


2110 Executive Drive, P.O. Box 1330
Salisbury, North Carolina                                             28145-1330
(Address of Principal                                                 (Zip Code)
Executive Offices)

Registrant's telephone number, including area code                (704) 633-8250


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     This  Amendment  No. 1 on Form 8-K/A (this  "Amendment")  is being filed by
Delhaize America, Inc., a North Carolina corporation (the "Registrant"), to amend the Registrant's Current Report on Form 8-K dated April 19, 2000, filed with the Securities and Exchange Commission on August 25, 2000 (the "Initial
Report") by adding certain exhibits (the "Exhibits") under Item 7. This Amendment, the Initial Report and the Exhibits relate to our consummation of the sale of $600 million of our 7.375% notes due 2006, $1.1 billion of our 8.125% notes due 2011 and $900 million of our 9.000% debentures due 2031. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of new Item 7 is set forth below.

Item 7. Financial Statements and Exhibits.

Exhibits

10.1 Indenture, dated as of April 15, 2001, by and among Delhaize America, Inc., Food Lion, LLC and The Bank of New York, as trustee.

10.2 First Supplemental Indenture, dated as of April 19, 2001, by and among Delhaize America, Inc., Food Lion, LLC and The Bank of New York, as trustee.

10.3 Registration Rights Agreement, dated as of April 19, 2001, by and among Delhaize America, Inc., Food Lion, LLC and Salomon Smith Barney Inc., Chase Securities Inc. and Deutsche Banc Alex. Brown, Inc., in their respective capacities as initial purchasers and as representatives of each of the other initial purchasers.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Delhaize America, Inc.
                                          (Registrant)

Date:  April 19, 2001                     /s/ Michael R. Waller                .
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                                          Name:   Michael R. Waller
                                          Title:  Executive Vice President and
                                                  General Counsel



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